Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-256027) of Yatsen Holding Limited of our report dated April 26, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this annual report on Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian LLP

PricewaterhouseCoopers Zhong Tian LLP

Guangzhou, the People’s Republic of China

April 26, 2024